Exhibit 99.1

Regency Energy Partners Increases Cash Distribution to 49 Cents
Per Outstanding Common Unit
Represents Fifth Consecutive Quarterly Increase

DALLAS, July 28, 2014  – Regency Energy Partners LP (NYSE: RGP), (“Regency” or the “Partnership”), announced today a $0.01 increase in its cash distribution to $0.49 per outstanding common unit for the second quarter ended June 30, 2014. This represents a 6.5 percent increase over Regency’s second quarter 2013 cash distribution.  The second quarter distribution is equivalent to $1.96 per outstanding common unit on an annual basis.

The distribution will be paid on August 14, 2014, to unitholders of record at the close of business on  August 7, 2014.

Under the terms of the Series A Preferred Units, a quarterly cash distribution of 44.5 cents per unit for the second quarter ended June 30, 2014, will be paid on the same schedule as set forth above.

Regency expects to release its second quarter 2014 earnings results Wednesday, August 6, 2014, after the market closes and will hold a conference call Thursday, August 7, 2014, at 10 a.m. Central Time (11 a.m. Eastern Time) to discuss these results.

The dial-in number for the call is 1-866-202-0886 in the United States, or +1-617-213-8841 outside the United States, passcode 39462544. A live webcast of the call may be accessed on the Investor Relations page of Regency’s website at www.regencyenergy.com. The call will be available for replay for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) passcode 18730993. A replay of the broadcast will also be available on the Partnership’s website for 30 days.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of Regency’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, Regency’s distributions to foreign investors are subject to federal income tax withholding at a rate of 35 percent.

This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements.

These and other risks and uncertainties are discussed in more detail in filings made by the Partnership with the Securities and Exchange Commission, which are available to the public. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (NYSE:RGP) is a growth-oriented, master limited partnership engaged in the gathering and processing, compression, treating and transportation of natural gas; the transportation, fractionation and storage of natural gas liquids; the gathering, transportation and terminaling of oil (crude and/or condensate) received from producers; and the management of coal and natural resource properties in the United States. Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE:ETE). For more information, please visit Regency’s website at www.regencyenergy.com.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Director, Finance & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Vicki Granado
Granado Communications Group
214-599-8785
vicki@granadopr.com